July 29, 2020

Rydex Series Funds
702 King Farm Boulevard, Suite 200
Rockville, MD 20850

Re:    Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Rydex Series Funds, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 214 to the Trust’s Registration Statement on Form N-1A to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about July 29, 2020 (the “Registration Statement”), with respect to the issuance of Class A, Class C, Class H, Class P, Institutional, Investor and Money Market Class shares of beneficial interest, with no par value per share, as applicable (collectively, the “Shares”), of each series of the Trust listed on Schedule A hereto (collectively, the “Funds”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence and good standing of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated February 10, 1993, as filed with the Secretary of State (the “Certificate of Trust”);

(c)
Copies of the Trust’s Amended and Restated Declaration of Trust, dated as of December 6, 2019 (the “Declaration”), Amended and Restated By-Laws, dated as of December 6, 2019 (the “By-Laws”), and resolutions adopted by the Trust’s Board of Trustees authorizing the issuance of the Shares of the Funds (the “Resolutions”), each certified by an authorized officer of the Trust; and

(d)	A printer’s proof of the Registration Statement.
In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal

July 29, 2020

competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above. We also have assumed for the purposes of this opinion that the Certificate of Trust, the Declaration, the By-Laws, and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.
This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law that any tribunal may apply to such transactions. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate, or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.
We understand that all of the foregoing assumptions and limitations are acceptable to you.
Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the By-Laws, the Resolutions, and the Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.
This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP

July 29, 2020

Schedule A

•	Banking Fund (Class A, Class C, Class H and Investor Class shares)

•	Basic Materials Fund (Class A, Class C, Class H and Investor Class shares)

•	Biotechnology Fund (Class A, Class C, Class H and Investor Class shares)

•	Consumer Products Fund (Class A, Class C, Class H and Investor Class shares)

•	Dow Jones Industrial Average® Fund (Class A, Class C and Class H shares)

•	Electronics Fund (Class A, Class C, Class H and Investor Class shares)

•	Emerging Markets 2x Strategy Fund (Class A, Class C and Class H shares)

•	Emerging Markets Bond Strategy Fund (Class A, Class C and Class H shares)

•	Energy Fund (Class A, Class C, Class H and Investor Class shares)

•	Energy Services Fund (Class A, Class C, Class H and Investor Class shares)

•	Europe 1.25x Strategy Fund (Class A, Class C and Class H shares)

•	Financial Services Fund (Class A, Class C, Class H and Investor Class shares)

•	Government Long Bond 1.2x Strategy Fund (Class A, Class C, Class H and Investor Class shares)

•	Health Care Fund (Class A, Class C, Class H and Investor Class shares)

•	High Yield Strategy Fund (Class A, Class C and Class H shares)

•	Internet Fund (Class A, Class C, Class H and Investor Class shares)

•	Inverse Emerging Markets 2x Strategy Fund (Class A, Class C and Class H shares)

•	Inverse Government Long Bond Strategy Fund (Class A, Class C, Class H and Investor Class shares)

•	Inverse High Yield Strategy Fund (Class A, Class C and Class H shares)

•	Inverse Mid-Cap Strategy Fund (Class A, Class C and Class H shares)

•	Inverse NASDAQ-100® Strategy Fund (Class A, Class C, Class H and Investor Class shares)

•	Inverse Russell 2000® Strategy Fund (Class A, Class C and Class H shares)

•	Inverse S&P 500® Strategy Fund (Class A, Class C, Class H and Investor Class shares)

•	Japan 2x Strategy Fund (Class A, Class C and Class H shares)

•	Leisure Fund (Class A, Class C, Class H and Investor Class shares)

•	Long Short Equity Fund (Class A, Class C, Class P and Institutional Class shares)

•	Mid-Cap 1.5x Strategy Fund (Class A, Class C and Class H shares)

•	Monthly Rebalance NASDAQ-100® 2x Strategy Fund (Class A, Class C and Class H shares)

•	NASDAQ-100® Fund (Class A, Class C, Class H and Investor Class shares)

•	Nova Fund (Class A, Class C, Class H and Investor Class shares)

•	Precious Metals Fund (Class A, Class C, Class H and Investor Class shares)

•	Real Estate Fund (Class A, Class C and Class H shares)

•	Retailing Fund (Class A, Class C, Class H and Investor Class shares)

•	Russell 2000® Fund (Class A, Class C and Class H shares)

•	Russell 2000® 1.5x Strategy Fund (Class A, Class C and Class H shares)

•	S&P 500® Fund (Class A, Class C and Class H shares)

•	S&P 500® Pure Growth Fund (Class A, Class C and Class H shares)

•	S&P 500® Pure Value Fund (Class A, Class C and Class H shares)

•	S&P MidCap 400® Pure Growth Fund (Class A, Class C and Class H shares)

•	S&P MidCap 400® Pure Value Fund (Class A, Class C and Class H shares)

•	S&P SmallCap 600® Pure Growth Fund (Class A, Class C and Class H shares)

•	S&P SmallCap 600® Pure Value Fund (Class A, Class C and Class H shares)

•	Strengthening Dollar 2x Strategy Fund (Class A, Class C and Class H shares)

•	Technology Fund (Class A, Class C, Class H and Investor Class shares)

•	Telecommunications Fund (Class A, Class C, Class H and Investor Class shares)
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July 29, 2020

•	Transportation Fund (Class A, Class C, Class H and Investor Class shares)

•	Utilities Fund (Class A, Class C, Class H and Investor Class shares)

•	Weakening Dollar 2x Strategy Fund (Class A, Class C and Class H shares)

•	U.S. Government Money Market Fund (Money Market Class shares)